EXHIBIT 5

              [LEAGRE CHANDLER & MILLARD LETTERHEAD]


February 24, 1998


German American Bancorp
711 Main Street
P.O. Box 810
Jasper, Indiana  47546-3042

     Re:  Registration Statement on Form S-4

Gentlemen:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $10.00 par value (the "Common Stock"), of German American Bancorp (the "Company") registered thereunder, which Common Stock is to be issued pursuant to an Agreement and Plan of Reorganization, dated December 8, 1997, among the Company, CSB Bancorp, The Citizens State Bank of Petersburg, German American Holdings Corporation, and Community Trust Bank, and the Agreement and Plan of Reorganization, dated January 30, 1998, among the Company, FSB Financial Corporation, FSB Bank, German American Holdings Corporation, and Community Trust Bank (collectively, the "Merger Agreements").

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Articles of Incorporation, Bylaws, as amended, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement and the Merger Agreements, be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement as having passed upon the matters covered hereby.

                                   Very truly yours,

                                   /s/ LEAGRE CHANDLER & MILLARD
                                   LEAGRE CHANDLER & MILLARD




11279